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                                                                    Exhibit 3.90

                           CERTIFICATE OF INCOPORATION
                                       OF
                              HSN TELEMATION, INC.

         FIRST.  The name of the Corporation is HSN TELEMATION, INC.

         SECOND. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares which the Corporation shall have authority to issue is One Thousand (1,000) shares of capital stock, and the par value of each such share is One Dollar ($1.00) per share.

         FIFTH. The name and mailing address of the incorporator is Emily Merlin, HSN Legal Department, P.O. Box 9090, Clearwater, Florida 34618-9090.

         SIXTH. The Board of Directors of the Corporation is expressly authorized to make, alter or repeal bylaws of the Corporation, but the shareholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.

         SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.
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         The undersigned incorporator hereby acknowledges that the foregoing
Certificate of Incorporation is her act and deed and that the facts stated therein are true.

                                            /s/ Emily Merlin
                                            __________________________________
                                            Emily Merlin
                                                          Incorporator

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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              HSN TELEMATION, INC.

         HSN TELEMATION, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                              DOES HEREBY CERTIFY:

         FIRST: That by Unanimous Written Consent, the Board of Directors of HSN Telemation, Inc. duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the corporation, and directed that the amendment be submitted to a vote of the sole shareholder. The resolution setting forth the proposed amendment is as follows:

                  "RESOLVED, that Paragraph 1 of the Certificate of Incorporation shall be amended in its entirety and restated as follows:

                  `1.  The name of the corporation is Telemation, Inc.'"

         SECOND: That thereafter, pursuant to resolutions of the Board of Directors, the sole shareholder of the Corporation by Written Consent waived any and all notice and adopted the foregoing resolution in favor of the amendment.

         THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of the Corporation shall not be reduced under or by reason of the amendment.
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         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Jeffrey McGrath, its President, and Celia H. Bachman, its Assistant Secretary, this 30th day of September, 1992.

                                               HSN Telemation, Inc.

                                               By: /s/ Jeffrey McGrath
                                                   _____________________________
                                                   Jeffrey McGrath, President

Attest:

/s/ Celia H. Bachman
__________________________________
Celia H. Bachman, Asst. Secretary

                                     [SEAL]